AGREEMENT AND PLAN OF REORGANIZATION

                               BETWEEN

                        BRONZE MARKETING, INC.

                                 AND

                  THE HOLDER HOSPITALITY GROUP, INC.




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                          TABLE OF CONTENTS

     1.  Plan of Reorganization. . . . . . . . . . . . . . . . . . . 1

     2.  Exchange of Shares. . . . . . . . . . . . . . . . . . . . . 1

     3.  Pre-Closing Events. . . . . . . . . . . . . . . . . . . . . 2

     4.  Exchange of Securities. . . . . . . . . . . . . . . . . . . 2

     5.  Other Events Occurring at Closing . . . . . . . . . . . . . 2

     6.  Delivery of Shares. . . . . . . . . . . . . . . . . . . . . 2

     7.  Representations of THHG Stockholders. . . . . . . . . . . . 3

     8.  Representations of THHG . . . . . . . . . . . . . . . . . . 3

        9.  Representations of Bronze and Hamby. . . . . . . . . . . 4

        10.  Closing . . . . . . . . . . . . . . . . . . . . . . . . 8

        11.  Conditions Precedent to the Obligations of THHG . . . . 8

        12.  Conditions Precedent to the Obligations of Bronze . . .10

        13.  Indemnification . . . . . . . . . . . . . . . . . . . .11

        14.  Nature and Survival of Representations. . . . . . . . .11

        15.  Documents at Closing. . . . . . . . . . . . . . . . . .11

        16.  Finder's Fees . . . . . . . . . . . . . . . . . . . . .13

        17.  Miscellaneous . . . . . . . . . . . . . . . . . . . . .13

Signature Page . . . . . . . . . . . . . . . . . . . . . . . . . . .14

Exhibit A - THHG Stockholder Schedule
Exhibit B - Placement Agency Agreement
Exhibit C - Amendment to Articles of Incorporation
Exhibit D - Certificate of Designation of Series A Voting Preferred Stock Exhibit E - Investment Letter



                                 (i)

                 AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (hereinafter the "Agreement")
is entered into effective as of this     15th day of March, 2004, by and
among Bronze Marketing, Inc., a Nevada corporation (hereinafter "Bronze"); Heather Hamby, the sole officer and director of Bronze (hereinafter "Hamby"); The Holder Hospitality Group, Inc., a Nevada corporation (hereinafter "THHG"), and the undersigned owners of the outstanding shares of common stock of THHG (hereinafter the "THHG Stockholders").

                              RECITALS:

     WHEREAS, the THHG Stockholders own all of the issued and outstanding common stock of THHG (the "THHG Common Stock"). Bronze desires to acquire the THHG Common Stock solely in exchange for voting common stock and preferred stock of Bronze, making THHG a wholly-owned subsidiary of Bronze; and

     WHEREAS, the THHG Stockholders (as set forth on Exhibit "A") desire to acquire voting common stock and preferred stock of Bronze in exchange for the THHG Common Stock, as more fully set forth herein.

     NOW THEREFORE, for the mutual consideration set out herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties agree as follows:

                              AGREEMENT

     1. PLAN OF REORGANIZATION. It is hereby agreed that the THHG Common Stock shall be acquired by Bronze in exchange solely for Bronze common and preferred voting stock (the "Bronze Shares"). It is the intention of the parties hereto that all of the issued and outstanding shares of capital stock of THHG shall be acquired by Bronze in exchange solely for Bronze common and preferred voting stock and that this entire transaction qualify as a corporate reorganization under Section 368(a)(1)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended, and related or other applicable sections thereunder.

     2. EXCHANGE OF SHARES. Bronze and THHG Stockholders agree that on the Closing Date or at the Closing as hereinafter defined, the THHG Common Stock shall be delivered at Closing to Bronze in exchange for the Bronze Shares, as follows:

     (a) At Closing, Bronze shall, subject to the conditions set forth herein, be obligated to issue an aggregate of 28,500,000 shares of Bronze common stock and 150,000 shares of Series A Voting Preferred Stock ("Preferred Stock") for delivery to the THHG Stockholders in exchange for 100% of the THHG Common Stock.

     (b) The THHG Stockholders shall surrender at Closing all of their shares of THHG Common Stock in exchange for the Bronze Shares.

     3. PRE-CLOSING EVENTS. The Closing is subject to the completion of the following:

     (a) At Closing, Bronze shall have 1,500,000 shares of its common stock issued and outstanding and no other shares of capital stock issued or outstanding and there shall be no outstanding options, warrants or other rights to purchase or otherwise acquire Bronze securities except those granted at Closing as described herein relating to the transactions described herein.

     (b) Bronze shall have no, and shall demonstrate to the satisfaction of THHG that it has no, material assets and no liabilities contingent or fixed.

     (c) All currently outstanding shares of THHG preferred stock shall be redeemed and/or cancelled so that THHG has no preferred stock outstanding as of the Closing.

     (d) Bronze shall have completed at least the minimum amount of its best efforts, $3,000,000 minimum - $5,000,000 maximum private offering which is to be sold by Thomas Group Capital (the "Private Placement") at $1.00 per share. The form of the Placement Agency Agreement between Bronze and Thomas Group Capital is attached hereto as Exhibit "B". This Private Placement will be sold only to accredited investors and said investors will have no registration rights with respect to the Private Placement.

     (e) All other conditions precedent to Closing as described herein shall be met.

     (f) THHG shall offer evidence reasonably satisfactory to Bronze that it has entered into binding agreements and has arranged for satisfactory financing to acquire at least four additional rural casinos in the State of Nevada.

     4. EXCHANGE OF SECURITIES. As of the Closing Date all shares of THHG Common Stock issued and outstanding on the Closing Date shall be exchanged for the Bronze Shares (up to an aggregate amount of 28,500,000 shares of common stock and 150,000 shares of Preferred Stock) to be delivered at Closing to the THHG Stockholders in proportion to their THHG stock ownership, subject to the conditions set forth below. All such outstanding shares of THHG Common Stock shall be deemed, after Closing, to be owned by Bronze. The holder of such certificates previously evidencing shares of THHG Common Stock outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such shares of THHG Common Stock. Therefore, THHG shall become a wholly-owned subsidiary of Bronze.

     5. OTHER EVENTS OCCURRING AT CLOSING. At Closing, the following shall be accomplished:

     (a) Bronze shall file an amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in substantially the form attached hereto as Exhibit "C" effecting an amendment to its Articles of Incorporation to reflect a name change (as selected by THHG).

     (b) Bronze shall file a Certificate of Designation of the Rights and Preferences of the Series A Voting Preferred Stock with the Secretary of State of the State of Nevada in substantially the form attached hereto as Exhibit "D".

     (c) The resignation of the existing Bronze sole officer and director and appointment of new officers and directors as specified in this Agreement.

     6. DELIVERY OF SHARES. On or as soon as practicable after the Closing Date, THHG will use its best efforts to cause the THHG Stockholders to surrender certificates for cancellation representing their shares of THHG Common Stock, against delivery of certificates representing the Bronze Shares for which the shares of THHG Common Stock are to be exchanged at Closing.

      7. REPRESENTATIONS OF THHG STOCKHOLDERS. Each THHG Stockholder hereby represents and warrants effective, each only as to its own THHG shares, this date and the Closing Date as follows:

     (a) The THHG Common Stock is free from claims, liens, or other encumbrances, and at the Closing Date said THHG Stockholders will have good title and the unqualified right to transfer and dispose of such THHG Common Stock.

     (b) Each THHG Stockholder is the sole owner of the issued and outstanding THHG Common Stock as set forth in Exhibit "A";

     (c) Each of said THHG Stockholders has no present specific intent to sell or dispose of the Bronze Shares and is not under a binding obligation, formal commitment, or existing plan to sell or otherwise dispose of the Bronze Shares.

     8. REPRESENTATIONS OF THHG. THHG hereby represents and warrants as follows, which warranties and representations shall also be true as of the Closing Date (references to THHG include THHG and each of its subsidiary corporations where applicable):

     (a) The THHG Stockholders as set forth on Exhibit "A" are the sole record and beneficial owners of the issued and outstanding common stock of THHG.

     (b) THHG has no outstanding or authorized capital stock, warrants, options or convertible securities other than as described in the THHG Financial Statements or any Exhibit attached hereto.

     (c) The THHG audited financial statements as of and for the periods ended December 31, 2002 and 2001, and the unaudited September 30, 2003 financial statements, which have been delivered to Bronze, and the year end December 31, 2003, financial statements of THHG which will be delivered to Bronze prior to Closing, (hereinafter collectively referred to as the "THHG Financial Statements") fairly present the financial condition of THHG as of the dates thereof. There are no material liabilities or obligations, either fixed or contingent, not disclosed in the THHG Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations in the ordinary course of business and expenses incurred in connection with the transactions contemplated by this Agreement; and no such contracts or obligations in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of THHG as reflected in the THHG Financial Statements. THHG has good title to all assets shown on the THHG Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record.

     (d) Since the date of the THHG Financial Statements, there have not been, and at Closing will not be, any material adverse changes in the financial position of THHG except changes arising in the ordinary course of business, or from the incurrence of expenses in connection with the transactions contemplated by this Agreement or as otherwise disclosed in writing to Bronze.

     (e) THHG is not a party to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, not reflected in the THHG Financial Statements, and to its best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against THHG.

     (f) THHG is in good standing in its jurisdiction of incorporation, and is in good standing and duly qualified to do business in each jurisdiction where required to be so qualified except where the failure to so qualify would have no material negative impact on THHG.

     (g) THHG has (or, by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

     (h) THHG has not materially breached any material agreement to which it is a party. THHG has previously given Bronze copies or access thereto of all material contracts, commitments and/or agreements to which THHG is a party including all relationships or dealings with related parties or affiliates. THHG has disclosed to Bronze that it is not current in its payments to IGT relating to the acquisition of the Silver Club, however, THHG shall provide a written waiver of such defaults by IGT.

     (i) THHG has no subsidiary corporations except CMS International, a Nevada corporation, which in turn owns all the common stock of Silver Club, a Nevada corporation.

     (j) THHG has made all material corporate financial records, minute books, and other corporate documents and records available for review to present management of Bronze prior to the Closing Date, during reasonable business hours and on reasonable notice.

     (k) The execution of this Agreement does not materially violate or breach any material agreement or contract to which THHG is a party and has been duly authorized by all appropriate and necessary corporate action under Nevada or other applicable law and THHG, to the extent required, has obtained, or will use it best efforts to obtain prior to Closing, all necessary approvals or consents required by applicable law, regulations, or any agreement to which THHG is a party.

     (l) All disclosure information provided by THHG for the purpose of being set forth in disclosure documents of Bronze or otherwise delivered to Bronze by THHG for use in connection with the transaction (the "Acquisition") described herein is true, complete as to the items described) and accurate in all material respects.

     9. REPRESENTATIONS OF BRONZE AND OTHERS. Hamby, and Lynn Dixon as the founder and a principal shareholder of Bronze, each to the best of their knowledge, and Bronze hereby jointly and severally represent and warrant as follows, each of which representations and warranties shall continue to be true as of the Closing Date:

     (a) As of the Closing Date, the Bronze Shares, to be issued and delivered to the THHG Stockholders hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued shares of Bronze capital stock, fully-paid and nonassessable. The total number of Bronze shares of common stock outstanding as of the Closing Date shall be 1,500,000 prior to the completion of the acquisition of THHG. These shares do not include shares expected to be offered in a Private Placement at $1.00 per share prior to Closing, the proceeds of which will be turned over to the new management of Bronze at Closing for use as working capital by THHG. As of the Closing Date, Bronze will have no outstanding or authorized securities, warrants, options, other rights to purchase or otherwise acquire capital stock or securities of the Company, preemptive rights, rights of first refusal, registration rights or related commitments of any nature other than as described herein or approved by THHG in the Bronze Private Placement referred to above.

     (b) Bronze has the corporate power and authority to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, including the board of directors and shareholders of Bronze. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Bronze is a party or by which its assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Bronze or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of Bronze.

     (c) Bronze has delivered to THHG a true and complete copy of its audited financial statements as of and for the years ended December 31, 2000, 2001, 2002 and 2003, (the "Bronze Financial Statements"). The Bronze Financial Statements are complete, accurate and fairly present the financial condition of Bronze as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The Bronze Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Bronze as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. Immediately following the Closing, Bronze's present management will cause all of Bronze's financial records,including state and federal tax returns, to be delivered to new management nominated by THHG.

     (d) Since December 31, 2003, there have not been any material adverse changes in the financial condition of Bronze except with regard to disbursements to pay reasonable and ordinary expenses in connection with maintaining its corporate status and pursuing the matters contemplated in this Agreement and the disposition of Bronze's remaining assets and the payment of all liabilities. Prior to Closing, all accounts payable and other liabilities of Bronze shall be paid and satisfied in full and Bronze shall, at Closing, have no obligations, debts, claims or liabilities of any nature either contingent or fixed (including without limitation, any tax liabilities not yet due, except for Nevada franchise taxes, if any).

     (e) Bronze is not a party to or the subject of any pending litigation, claims, decrees, orders, stipulations or governmental investigation or proceeding not reflected in the Bronze Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, threatened or contemplated against or affecting Bronze, its management or its properties.

     (f) Bronze is duly organized, validly existing and in good standing under the laws of the State of Nevada; has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact on it.

     (g) Bronze has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on Bronze, and has paid or made adequate provision in the Bronze Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. Bronze is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

     (h) There are no existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of Bronze, except as contemplated in this Agreement.

     (i) The corporate financial records, minute books, and other documents and records of Bronze have been made available to THHG prior to the Closing and shall be delivered to new management of Bronze at Closing.

     (j) Bronze has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that Bronze has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its assets are is bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which Bronze is subject. Bronze hereby represents that it has no business operations or material assets and it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to THHG all relationships or dealings with related parties or affiliates.

     (k) Bronze common stock is currently approved for quotation on the Electronic Bulletin Board under the symbol "BNZE" and there are no stop orders in effect with respect thereto. Bronze has not been informed, and has no reason to believe, that its common stock will be delisted by the Electronic Bulletin Board.

     (l) All information regarding Bronze which has been provided to THHG or otherwise disclosed in connection with the transactions contemplated herein, is true, complete and accurate in all material respects. Bronze has provided to THHG all material information regarding Bronze. Bronze and Hamby specifically disclaim any responsibility regarding disclosures as to THHG, its business or its financial condition.

     (m) As of Closing the outstanding capitalization of Bronze shall consist of 1,500,000 shares of common stock, but prior to the commitment to issue 28,500,000 common shares and 150,000 preferred shares to the THHG Stockholders pursuant to the terms of this Agreement, and not including any securities committed under the Private Placement.

     (n) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to Bronze, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, except for compliance with applicable securities laws and the filing of all documents necessary to consummate the transaction with any governmental entity, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which Bronze is a party or by which either is bound or to which any of their assets are subject, (d) result in the creation of any material lien or encumbrance upon the assets of Bronze or the funds being delivered in connection herewith, or (e) conflict with or result in a breach of or constitute a default under any provision of the charter documents of Bronze.

     (o) Bronze has, and at the Closing Date Bronze shall have, disclosed to THHG all events, conditions and facts materially affecting the business, finances and legal status of Bronze.

     (p) Bronze filed a Registration Statement with the Securities and Exchange Commission on Form SB-2 which became effective on October 27, 1999. All information set forth in said Registration Statement was true, correct and complete, and in full compliance with all applicable securities laws at the time of its filing and effectiveness. Pursuant to the effectiveness of said Registration Statement, Bronze became subject to the reporting obligations of the Securities Exchange Act of 1934 (the "Exchange Act") pursuant to Section 15(d) thereof. Bronze has filed all forms and reports required to be filed by it under the Exchange Act and all such documents have been true, complete and accurate in all material respects. Bronze is not subject at the present time, to the requirements of Section 12(g) of the Exchange Act and is therefore not subject to the Proxy Rules (Section 14) of the Exchange Act. Therefore any solicitation of shareholder approval in connection with the transactions described herein is not subject to such Proxy Rules.

     (q) There are no existing or threatened liabilities, claims, lawsuits and there is no basis for the same, with respect to Bronze's original stock issuance to its founders, its subsequent securities offerings, solicitation of proxies in connection with any stockholders' meeting, other dealings with its stockholders, the public trading of Bronze's securities, activities of brokers in connection with Bronze's securities. This includes matters relating to state or federal securities laws as well as general common law or state corporation law principles.

     (r) This Agreement is enforceable against Bronze in accordance with its terms.

     10. CLOSING. The Closing of the transactions contemplated herein shall take place on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing is expected to take place as soon as practicable after the receipt of approval by the Nevada Gaming Control Board and any other applicable licensing agencies, but no later than October 1, 2004. unless extended by mutual consent of all parties hereto. The "Closing Date" of the transactions described herein (the "Acquisition"), shall be that date on which all conditions set forth herein have been met and the Bronze Shares are issued in exchange for the THHG Common Stock. Absent further mutual agreement, no party shall have any further obligations under this Agreement if all conditions precedent to its obligations are not fulfilled by October 1, 2004.

     11. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THHG. All obligations of THHG under this Agreement, unless waived by THHG, are subject to the fulfillment, prior to or as of the Closing and/or the Closing Date, as indicated below, of each of the following conditions, unless waived by THHG:

     (a) The representations and warranties by or on behalf of Lynn Dixon, Hamby and Bronze contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing and Closing Date as though such representations and warranties were made at and as of such time.

     (b) Bronze shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

     (c) On or before the Closing, the board of directors, and shareholders representing a majority interest the outstanding common stock of Bronze, shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

     (d) On or before the Closing Date, Bronze shall have delivered to THHG certified copies of resolutions of the board of directors and shareholders of Bronze approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable Bronze to comply with the terms of this Agreement including the election of THHG's nominees to the Board of Directors of Bronze and all matters outlined herein.

     (e) The Acquisition shall be permitted by applicable law and Bronze shall have sufficient shares of its capital stock authorized to complete the Acquisition. The increase in authorized common stock shall be accomplished by filing a certificate of amendment to its articles of incorporation in substantially the form attached hereto as Exhibit "C".

     (f) At Closing, the existing sole officer and director of Bronze shall have resigned in writing from all positions as director and officer of Bronze effective upon the election and appointment of the THHG nominees.

     (g) At the Closing, all instruments and documents delivered to THHG and THHG Stockholders, and all actions taken by Bronze, pursuant to the provisions hereof, and all matters relating to compliance with applicable securities laws, shall be reasonably satisfactory to legal counsel for THHG.

     (h) The restricted Bronze shares to be issued to THHG Stockholders at Closing will be validly issued, nonassessable and fully-paid under Nevada corporation law as evidenced by a legal opinion from Counsel for Bronze, and will be issued in compliance with all federal, state and applicable corporation and securities laws.

     (i) THHG and THHG Stockholders shall have received the advice of their tax advisor, if deemed necessary by them, as to all tax aspects of the Acquisition.

     (j) THHG shall have received all necessary and required approvals and consents from required parties including the approval of all applicable Nevada Gaming Authorities.

     (k) At the Closing, Bronze shall have delivered to THHG an opinion of its counsel dated as of the Closing to the effect that:

          (i) Bronze is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (ii) This Agreement has been duly authorized, executed and delivered by Bronze and is a valid and binding obligation of Bronze enforceable in accordance with its terms;

          (iii) Bronze through its board of directors and stockholders has taken all corporate action necessary for performance under this Agreement, including, the amendment of its Articles of Incorporation.

          (iv) The documents executed and delivered by Bronze to THHG and THHG Stockholders hereunder are valid duly executed and delivered, and binding in accordance with their terms and vest in THHG Stockholders, all right, title and interest in and to the Bronze Shares to be issued pursuant to the terms hereof, and the Bronze Shares when issued will be duly and validly issued, fully-paid and nonassessable;

          (v) Bronze has the corporate power to execute, deliver and perform under this Agreement;

          (vi) The execution, delivery and performance of this Agreement and the, consummation of the transactions contemplated hereby will not
     (a) to the best of such counsel's knowledge, constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to Bronze, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, except for compliance with applicable securities laws (including exemptions from registration) and the filing of all documents necessary to consummate the transaction with any governmental entity, (c) to the best of such counsel's knowledge result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which Bronze is a party or by which either is bound or to which any of their assets are subject, (d) result in the creation of any material lien or encumbrance upon the assets of Bronze or the funds being delivered in connection herewith, or (e) conflict with or result in a breach of or constitute a default under any provision of the charter documents of Bronze;

          (vii) Legal counsel for Bronze has represented Bronze since its inception and is not aware, after diligent inquiry, of any liabilities, claims, potential for contingent liabilities or lawsuits involving Bronze.

     12. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BRONZE. All obligation of Bronze under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     (a) The representations and warranties by THHG and THHG Stockholders contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

     (b) THHG shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

     (c) THHG shall deliver on behalf of THHG Stockholders a letter commonly known as an "Investment Letter," signed by each of said shareholders, in substantially the form attached hereto as Exhibit "D", acknowledging that the Bronze Shares are being acquired for investment purposes.

     (d) THHG shall deliver an opinion of its legal counsel to the effect that:

          (i) THHG is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on THHG;

          (ii) This Agreement has been duly authorized, executed and delivered by THHG.

     13. INDEMNIFICATION. For a period of one year from the Closing, Bronze and Hamby agree to jointly and severally indemnify and hold harmless THHG and the THHG Stockholders, and THHG agrees to indemnify and hold harmless Bronze and Hamby, at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

     To the extent there is a material breach in this Agreement pursuant to which THHG is entitled to indemnification, THHG shall be entitled to cause Bronze management to issue to the THHG Stockholders additional shares of Bronze common stock based on its fair market value at the time in an amount equal to any claim or liability which may arise, all in addition to any other remedies which may be available.

     14. NATURE AND SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for one year from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

     15. DOCUMENTS AT CLOSING. At the Closing, the following documents shall be delivered:

     (a) THHG will deliver, or will cause to be delivered, to Bronze the following:

          (i) a certificate executed by the President and Secretary of THHG to the effect that all representations and warranties made by THHG under this Agreement are true and correct as of the Closing, the same as though originally given to Bronze on said date;

          (ii) a certificate from the jurisdiction of incorporation of THHG dated at or about the Closing to the effect that THHG is in good standing under the laws of said jurisdiction;

          (iii) An Investment Letter in the form attached hereto as Exhibit "D" executed by each THHG Stockholder;

          (iv) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

          (v) certified copies of resolutions adopted by the shareholders and directors of THHG authorizing this transaction; and

          (vi) all other items, the delivery of which is a condition precedent to the obligations of Bronze as set forth herein.

          (vii)  the legal opinion required by Section 12(d) hereof.

     (b)  Bronze will deliver or cause to be delivered to THHG:

          (i) stock certificates representing the Bronze Shares to be issued as a part of the stock exchange as described herein;

          (ii) a certificate of the President of Bronze, to the effect that all representations and warranties of Bronze made under this Agreement are true and correct as of the Closing, the same as though originally given to THHG on said date;

          (iii) certified copies of resolutions adopted by Bronze's board of directors and Bronze's Stockholders authorizing the Acquisition and all related matters described herein;

          (iv) certificate from the jurisdiction of incorporation of Bronze dated at or about the Closing Date that Bronze is in good standing under the laws of said state;

          (v) opinion of Bronze's counsel as described in Section 11(k) above;

          (vi) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement including evidence of filing an amendment to its Articles of Incorporation changing its name to such name and as selected by THHG and evidence of filing a Certificate of Designation regarding the Preferred Stock in substantially the form attached hereto as Exhibit "D".

          (vii)  resignation of the existing officer and director of Bronze;

          (viii)  all corporate and financial records of Bronze; and

          (ix) all other items, the delivery of which is a condition precedent to the obligations of THHG, as set forth in Section 12 hereof.

     16. FINDER'S FEES. Bronze, represents and warrants to THHG, and THHG represents and warrants to Bronze that neither of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" of "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby other than the commission payable to Thomas Group Capital in the Private Placement. In this regard, Bronze, on the one hand, and THHG on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability other than as disclosed herein.

     17.  MISCELLANEOUS.

     (a) Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     (c) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

     (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

     (e) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) Costs. In the event the transactions contemplated herein are not consummated due to the failure of any condition precedent stated herein, the parties shall each bear their own costs incurred in connection herewith.

     (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (h) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.

     (i) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

     (j) Entire Agreement. This Agreement and the attached Exhibits constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

     (k) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                         BRONZE MARKETING, INC.

                    By:       /s/  Heather Hamby
                                   Heather Hamby, President

                              /s/  Heather Hamby
                                   Heather Hamby, individually

                              /s/  Lynn Dixon
                                   Lynn Dixon, as to Paragraph 9

                         THE HOLDER HOSPITALITY GROUP, INC.

                    By:       /s/  Harold D. Holder, Sr.
                                   Harold D. Holder, Sr., Chairman

                    STOCKHOLDERS OF THE HOLDER HOSPITALITY GROUP, INC.

                    THE HOLDER GROUP, LLC

                    By:       /s/  Harold D. Holder, Sr.
                                   Harold D. Holder, Sr.

                              /s/  Bruce Dewing
                                   Bruce Dewing


T108reorgagr.bmi

                             EXHIBIT "A"


               TO AGREEMENT AND PLAN OF REORGANIZATION

                      THHG Stockholder Schedule

                         BRONZE PREFERRED         BRONZE COMMON
NAME AND ADDRESS         SHARES TO BE ISSUED      SHARES TO BE ISSUED

Harold D. Holder, Sr.          144,000               27,360,000

Bruce Dewing                     6,000                1,140,000



                               150,000               28,500,000

                               EXHIBIT "B"

                 TO AGREEMENT AND PLAN OF REORGANIZATION


                        PLACEMENT AGENCY AGREEMENT


                        BRONZE MARKETING, INC.
                       426 SOUTH 1000 EAST #704
                      SALT LAKE CITY, UTAH 84102

                      PLACEMENT AGENCY AGREEMENT


                          April      , 2004




Thomas Securities LLC
d.b.a. Thomas Group Capital
5415 Sugarloaf Pkwy., Suite 2205
Lawrenceville, GA  30043
Attn: Thomas Borbone

Gentlemen:

     Bronze Marketing, Inc. (the "Company"), hereby confirms its agreement (the "Agreement") with Thomas Securities LLC (d.b.a. Thomas Group Capital), a Delaware limited liability company (the "Placement Agent"), as follows:

     1.   Offering.

     (a) This Agreement relates to a $3,000,000 minimum - $5,000,000 maximum best efforts private placement of Bronze common stock, $.001 par value, at $1.00 per share (the "Shares") offered solely to accredited investors.

     (b) Placement of the Shares by the Placement Agent will be made on a "best efforts" basis (the "Offering"). The Placement Agent represents and warrants to the Company that it is registered as a Broker Dealer with the National Association of Securities Dealers. The minimum subscription for Shares shall be $25,000; however, the Company and the Placement Agent may, in their discretion, accept subscriptions for less than $25,000. The Shares will be offered for a period of time (the "Initial Offering Period") commencing on the date of the release for distribution of the Memorandum (as hereafter defined) , and will, subject to acceptance of subscriptions for the Minimum Amount continue for a period of up to ninety (90) days. The Initial Offering Period may be extended by two (2) 45-day extensions at the written request of the Company and at the discretion of the Placement Agent. Assuming the sale of the minimum amount of the Offering in the Initial Offering Period and the closing of the Acquisition as defined herein, the Offering may continue until the entire Offering is completed, as set forth in paragraph 4(c) below.

     (c) Subscriptions for the Shares will be accepted by the Company at a price of $1.00 per Share (the "Offering Price"); provided, however, that the Placement Agent shall not tender to the Company and the Company shall not accept subscriptions for, or sell Shares to, any persons or entities who do not qualify as "Accredited Investors," as such term is defined in Rule 501 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended (the "Act").

     (d) The offering of the Shares will be made by the Company pursuant to the Offering Documents (as hereafter defined), which at all times will be in form and substance acceptable to the Placement Agent and its counsel and contain such legends and other information as the Placement Agent and its counsel may, from time to time, deem necessary and desirable to be set forth therein. "Offering Documents" as used in this Agreement means the Confidential Offering Memorandum, which is to be prepared in substantial conformity with the first draft of the Private Placement Memorandum included herewith, prepared by Thomas G. Kimble & Associates (the "Memorandum"), inclusive of all exhibits (including but not limited to the Subscription Agreement and the Accredited Investor Questionnaire), and all amendments, supplements and appendices thereto. Unless otherwise defined, each term used in this Agreement will have the same meaning as set forth in the Offering Documents.

     2. A. Covenants to Deliver Representations and Warranties of the Company The Company hereby agrees with and covenants to the Placement Agent that, simultaneously with the Company delivery to the Placement Agent of the Offering Documents, subject to review and approval by Blue Sky Counsel to the Company, the Company shall deliver to the Placement Agent the following representations and warranties:

     (a) The Offering Documents have been diligently prepared by the Company, in conformity with all applicable law, and are in compliance with Regulation D as promulgated under Section 4(2) of the Act ("Regulation D"), the Act and the requirements of all other rules and regulations (the "Regulations") of the Securities and Exchange Commission (the "SEC") relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Shares are to be offered and sold. The Shares will be offered and sold pursuant to the registration exemption provided by Regulation D and Section 4(2) of the Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those jurisdictions in which the Placement Agent notifies the Company that the Shares are being offered for sale. The Offering Documents describe all material aspects, including attendant risks, of an investment in the Company. The Company has not taken nor will it knowingly take any action which conflicts with the conditions and requirements of, or which would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Regulation D, Rule 506, under Section 4(2) of the Act and knows of no reason why any such exemption would be otherwise unavailable to it.

The Company has not been subject to any
order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining it for failing to comply with Section 503 of Regulation D. This representation and warranty is qualified in its entirety on the assumption that Placement Agent has conducted, is conducting, and shall conduct the Offering in such a manner that it complies with, and has taken no action, is taking no action, and shall not take any action to cause the Offering not to comply with, Regulation D, the Regulations, Rule 506 under section 4(2) of the Act, or any other applicable federal and/or state securities laws, rules, or regulations.

     (b) The Offering Documents do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no fact which the Company has not disclosed to the Placement Agent and its counsel and of which the Company is aware which materially and adversely affects or could reasonably be expected to materially and adversely affect the business prospects, financial condition, operations, property or affairs of the Company or any of its subsidiaries. This representation and warranty is not given with respect to any information provided by Placement Agent (or on its behalf) for inclusion in any Offering Document.

     (c) The Company is a Corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company does not have an equity interest in any other firm, partnership, association or other entity. The Company is duly qualified to transact business as a foreign Corporation and is in good standing under the laws of each jurisdiction where the location of its properties or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company or its business.

     (d) The Company has all requisite power and authority to conduct its business as presently conducted and as proposed to be conducted (as described in the Offering Documents), to enter into and perform its obligations under this Agreement and the other agreements contemplated hereby and by the Offering Documents (collectively, the "Transaction Documents") and to issue, sell and deliver the Shares. Each of the Transaction Documents has been duly authorized. This Agreement has been duly executed and delivered and constitutes, and each of the other Transaction Documents, upon due execution and delivery, will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles and the availability of specific performance.

     (e) None of the execution and delivery of, or performance by the Company under any of the Transaction Documents or the consummation of the transactions herein or therein contemplated conflicts with or violates, or will result in the creation or imposition of, any lien, charge or other encumbrance upon any of the assets of the Company under any agreement or other instrument to which the Company is a party or by which the Company or its assets may be bound, or any term of the charter or bylaws of the Company, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets.

     (f) All previous issuances by the Company of its securities were made in accordance with applicable State and Federal Law.

     (g) No consent, authorization or filing of or with any court or governmental authority is required in connection with the issuance or the consummation of the transactions contemplated herein or in the other Transaction Documents, except for required filings with the SEC and applicable "Blue Sky" or state securities commissions relating specifically to the issuance of the Shares, except that all funds received with respect to this Offering will be held in escrow pending and conditioned upon the closing of the acquisition (the "Acquisition") of the Holder Hospitality Group, Inc., which Acquisition is subject to the approval of the State of Nevada Gaming Authorities. If such Acquisition is not completed during the Initial Offering Period all proceeds will be returned to investors.

     (h) The financial statements prepared on behalf of the Company, together with the related notes, of the Company included in the Offering Documents (the "Financial Statements") are a fair representation of the financial position of the Company as at the respective dates specified and the results of its operations and changes in financial position for the respective periods covered thereby. Such financial statements, any interim financials and related notes were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated. The Company has no material liabilities of any kind, whether accrued, absolute, contingent or otherwise, which would be required to be disclosed in the Financial Statements in accordance with GAAP and which have not been so disclosed, or entered into any material transactions which would be required to be disclosed in the Financial Statements in accordance with GAAP and which have not been so disclosed. The other financial and statistical information with respect to the Company and any pro forma information and related notes included in the Offering Documents present fairly the information shown therein. The Company does not know of any facts, circumstances or conditions materially adversely affecting its operations, earnings or prospects as reported in the Offering Documents, which have not been disclosed in the Offering Documents.

     (i) To the knowledge of the Company the conduct of business by the Company as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except such regulation as is applicable to commercial enterprises generally and except as to the proposed gaming business of the Company. The Company has obtained all material licenses, permits and other governmental authorization to conduct its business as presently conducted.

     (j) At the present time, none of the following matters exist. At the time of delivery of the Offering Documents, the following representation will be delivered with appropriate Schedules to be completed and attached: Other than as set forth and described in Schedule 1 attached hereto and made a part hereof, no default by the Company or, to the best knowledge of the Company, any other party exists in the due performance under any material agreement to which the Company is a party or to which any of its material assets is subject. The agreements disclosed in the Offering Documents are the only material agreements to which the Company is bound or by which its material assets are subject, are accurately and fairly described in the Offering Documents and are in full force and effect in accordance with their respective terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles and the availability of specific performance.

     (k) There are no actions, proceedings, claims or investigations, or any state of facts which management of the Company has concluded could give rise to any action, proceeding, claim or investigation, before or by any court or governmental authority, which is pending or, to the knowledge of the Company, threatened, against the Company, or involving its material assets or, to the knowledge of the Company, involving any of its officers or directors which, if determined adversely to the Company or such officer or director, would result in any material adverse change in the condition (financial or otherwise) or prospects of the Company or materially adversely affect the transactions contemplated by this Agreement or the other Transaction Documents or the enforceability thereof.

     (l) The Company is not in breach, default or violation of: (i) any indenture, mortgage, deed of trust, note or other agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its material assets may be subject; (ii) any statute, rule or regulation currently applicable to the Company; or (iii) any judgment, decree or order applicable to the Company, which violation or violations individually, or in the aggregate, would result in any material adverse change in the condition (financial or otherwise) or prospects of the Company.

     (m) The Company does not own any real property in fee simple, and the Company has good and marketable title to all property (personal, tangible and intangible) owned by it, free and clear of all security interests, liens and encumbrances.

     (n) Subsequent to the respective dates as of which information is given in the Offering Documents, the Company has operated its business diligently and only in the ordinary course as theretofore conducted and, there has been no: (i) material adverse change in the condition (financial or otherwise) of the Company or its business, assets or properties; (ii) transaction otherwise than in the ordinary course of business, except as described in the Offering Documents; (iii) issuance of any securities or any rights to acquire any such securities, other than issuances pursuant to contractual obligations in existence on the date of and fully disclosed and described in the Memorandum; (iv) material damage, loss or destruction, whether or not covered by insurance, with respect to any material asset or property of the Company; or (v)contract, agreement or commitment to permit any of the foregoing.

     (o) At the present time, the Company has filed all required tax returns. At the time of delivery of the Offering Documents, the following representation will be delivered with appropriate Schedule to be completed and attached: To the extent that same has become due, the Company has filed, on a timely basis, each Federal, state, local and foreign tax return which is required to be filed, or has requested an extension therefor, and has paid all taxes and all related assessments, penalties and interest, other than those which it is, in good faith, contesting, which are set forth in Schedule 2, attached hereto and deemed incorporated herein.

     (p) The Company has and will maintain appropriate casualty and liability insurance coverage, in scope and amounts reasonable and customary for similar businesses.

     B. Representations and Warranties of the Placement Agent. The Placement Agent hereby represents and warrants to Company the following which are true and correct as of the date hereof, and which shall be true and correct at all times during the period the Offering shall remain open, both as to the Placement Agent and as to any affiliate, broker, agent, employee or other representative (collectively, "Agents") hired, contracted or engaged by the Placement Agent in connection with the Offering:

     a. The Placement Agent and each Agent is duly organized, validly existing and in good standing under the laws of its state of organization, and are duly qualified to transact business as a foreign limited liability company and is in good standing under the laws of each jurisdiction where the location of its properties or the conduct of their respective businesses makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Placement Agent or its business, any Agent or its business, or this Offering.

     b. The Placement Agent and, to the extent required by law, each Agent are and will at all times be duly licensed as a broker dealer with all applicable state and federal licensing agencies where such registration may be necessary or appropriate to conduct the Offering provided for herein.

     c. Assuming the truth of the representations and warranties of the Company, and the Company's compliance with the following provisions of law, the Shares will be offered and sold pursuant to the registration exemption provided by Regulation D and Section 4(2) of the Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those jurisdictions in which the Placement Agent notifies the Company that the Shares are being offered for sale.

     d. Neither the Placement Agent nor any of its Agents have taken nor will any of them knowingly take any action which conflicts with the conditions and requirements of, or which would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Regulation D, Rule 506, under Section 4(2) of the Act and knows of no reason why any such exemption would be otherwise unavailable to it.

     e. The Placement Agent and each of its Agents have conducted, are conducting, and shall conduct the Offering in such a manner that it complies with, and has taken no action, are taking no action, and shall not take any action to cause the Offering not to comply with, Regulation D, the Regulations, Rule 506 under section 4(2) of the Act, or any other applicable federal and/or state securities laws, rules, or regulations.

     f. The Placement Agent and each Agent have all requisite power and authority to conduct their respective businesses as presently conducted and as proposed to be conducted in this Offering, and to enter into and perform their obligations under this Agreement. This Agreement has been duly authorized, executed and delivered and constitutes valid and binding obligations of the Placement Agent, enforceable against the Placement Agent in accordance with its respective terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles and the availability of specific performance.

     g. None of the execution and delivery of, or performance by the Placement Agent under this Agreement or the consummation of the transactions herein contemplated conflicts with or violates any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Placement Agent or any of its assets.

     3.   Placement Agent Appointment and Compensation.

     (a) The Company hereby appoints the Placement Agent and its selected dealers (all of whom must be registered broker-dealers with the NASD and with states in which they perform selling activities) as its exclusive agent in connection with the Offering. The Company has not and will not make, or permit to be made, any offers or sales of the Shares other than through the Placement Agent without its prior written consent. The Placement Agent has no obligation to purchase any of the Shares. The agency of the Placement Agent hereunder shall continue until the later of the Termination Date or the Final Closing (as hereafter defined).

     (b) The will deliver to the Placement Agent copies of the Offering Documents and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Act and applicable securities laws, and hereby authorizes the Placement Agent and its agents, employees and selected dealers to use the Offering Documents in connection with the sale of the Shares until the Termination Date, and no other person or entity is or will be authorized by the Company to give any information or make any representations other than those contained in the Offering Documents or to use any offering materials other than those contained in the Offering Documents in connection with the sale of the Shares.

     (c) The Company will cooperate with the Placement Agent by making available to its representatives such information as may be requested in making a reasonable investigation of the and its affairs and shall provide access to such employees as shall be reasonably requested. Prior to the First Closing, if requested by the Placement Agent, the Company shall provide, at its own expense, credit or similar reports on such key management persons as the Placement Agent shall reasonably request.

     (d) The Company shall pay to the Placement Agent a placement fee (the "Placement Agent's Fee) equal to (i) seven percent (7%) of the Offering Price paid per Share by each investor where the Placement Agent or Agents or brokers working through the Placement Agent are the procuring source for such investor; and (ii) Placement Agent Warrants on a basis of one warrant for every five shares sold. The warrants shall be exercisable for a five year term, exercisable as set forth herein in all or part, with registration rights, as further described herein or any attachment hereto. Additionally, the Company will pay the fees and expenses of Blue Sky Counsel for the Company, whether engaged directly by the Company or through the Placement Agent. The Placement Agent Warrants shall be exercisable at the following price per share during each twelve month period following issuance of said
Warrants: (1) 1st twelve months = $1.10; (2) 2nd twelve months = $1.20; (3) 3rd twelve months = $1.30; (4) 4th twelve months = $1.40; and, (5) 5th twelve months = $1.50.

     4. Subscription and Closing Procedure. (a) Each prospective purchaser will be required to complete and execute one original Signature Page for each of the Subscription Agreement and the Accredited Investor Questionnaire in the forms to be prepared and annexed to the Offering Documents ("Subscription Documents"), which will be forwarded or delivered to the Placement Agent at the Placement Agent's offices at the address set forth in Section 11 hereof, together with the subscriber's check or good funds in the full amount of the Offering Price for the number of Shares desired to be purchased.

     (b)  All funds for subscriptions received from the Offering of the
Shares will be promptly forwarded by the Placement Agent or the Company, if received by it, to and deposited into the escrow account (the "Escrow
Account") established for such purpose with                 (the "Escrow
Agent"), with a power of attorney relating thereto in the favor of William H.
Crapps, Jr., Financial Operations Principal of Placement Agent. All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an Escrow Agreement among the Company, the Placement Agent and the Escrow Agent. The Company will pay all fees related to the establishment and maintenance of the Escrow Account. Any interest accruing on funds in the Escrow Account shall be utilized first to reimburse the Company for such fees and the balance shall be distributed evenly to the Company and the Placement Agent. Subject to the receipt of such subscriptions for the Minimum Amount, the Company will either accept or reject the Subscription Documents in a timely fashion and at each Closing will countersign the Subscription Documents and provide duplicate copies of such Agreements to the Placement Agent for distribution to the subscribers. The Company will give notice to the Placement Agent of its acceptance of each subscription. The Company will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions and give written notice thereof to the Placement Agent upon such return.

     (c) If subscriptions for the Minimum Amount are received and accepted on or prior to Ninety (90) days after the release for distribution of the Memorandum, subject to not more than two (2) Forty-Five (45) day extensions upon the mutual agreement of the Company and the Placement Agent, (the "Cut-off Date") and the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, a closing shall be held promptly with respect to the Shares sold (the "First Closing"). The First Closing shall only occur if the Company is able to simultaneously complete the acquisition of The Holder Hospitality Group, Inc. (the "Acquisition"). Thereafter, the remaining Shares will continue to be offered and sold until the Termination Date which shall be a date no more than 90 days after the First Closing subject to two 45 day extensions. Additional closings ("Closings") may from time to time be conducted at times mutually agreeable with respect to additional Shares sold with the final closing ("Final Closing") to occur within ten days after the earlier of the Termination Date or the sale of all Shares offered. Delivery of payment for the accepted subscriptions for Shares from the funds held in the Escrow Account will be made at each Closing at the Placement Agent's offices against delivery of the Shares by the Company at the address set forth in Section 11 hereof (or at such other place as may be mutually agreed upon between the Company and the Placement Agent).

     (d) If Subscription Documents for the Minimum Amount have not been received and accepted by the Company on or before the Cut-off Date (as may have been extended as provided for herein) for any reason, the Company is unable to complete the Acquisition the Offering will be terminated, no Shares will be sold, and the Escrow Agent will, at the request of the Placement Agent, cause all monies received from subscribers for the Shares to be promptly returned to such subscribers without interest, penalty, expense or deduction.

     5.   Further Covenants.  The Company hereby covenants and agrees that:

     (a) The Company shall not, at any time prior to the Final Closing, take any action which would cause any of the representations and warranties made by it in this Agreement not to be materially true, accurate and correct on and as of each closing date with the same force and effect as if such representations and warranties had been made on and as of each such date.

     (b) If, at any time prior to the Final Closing any event shall occur which does or may materially affect the Company or as a result of which it might become necessary to amend or supplement the Offering Documents so that the representations and warranties herein remain correct, or in case it shall, in the reasonable opinion of counsel to the Placement Agent communicated in writing or to the Company (with a copy to its counsel), be necessary to amend or supplement the Offering Documents to comply with Regulation D or any other applicable securities laws or regulations, the Company will promptly notify the Placement Agent and shall, at its sole cost, prepare and furnish to the Placement Agent copies of appropriate amendments and/or supplements in such quantities as the Placement Agent may request. The Company will not at any time, whether before or after the Final Closing, prepare or use any amendment or supplement to the Offering Documents of which the Placement Agent will not previously have been advised and furnished with a copy, or to which the Placement Agent or its counsel will have objected reasonably in writing or orally (confirmed in writing within 24 hours), or which is not in compliance with the Act, the Regulations and other applicable securities laws. As soon as the Company is advised thereof, the will Company advise the Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Offering Documents, or the suspension of the qualification or registration of the Shares for offering (to the extent applicable) or the suspension of any exemption for such qualification or registration of the Shares for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company will use its good faith reasonable efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

     (c)  The Company shall comply with the Act, the Regulations, the 1934
Act and the rules and regulations thereunder, all applicable state securities laws and the rules and regulations thereunder in the states in which the Company's Blue Sky counsel has advised the Placement Agent that the Shares are qualified or registered for sale or exempt from such qualification or registration, so as to permit the continuance of the sales of the Shares, and will file with the SEC, and shall promptly thereafter forward to the Placement Agent, copies of any and all reports on Form D as are required.

     (d) The Company shall place a legend on the certificates representing the Shares issued to subscribers stating that the securities evidenced thereby have not been registered under the Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Act and applicable state laws.

     (e) The Company shall apply the net proceeds from the sale of the Shares to fund its working capital requirements, and as outlined in the Memorandum with regard to the Acquisition of The Holder Hospitality Group, Inc.

     (f) During the Offering Period, the Company shall make available for review by prospective purchasers of the Shares during normal business hours at the Company's legal counsel's offices, upon their request, copies of any Corporate records to the extent that such shall not violate any obligation on the part of the Company to maintain the confidentiality thereof and shall afford each prospective purchaser of Shares the opportunity to ask questions of and receive answers from an officer of the Company concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Offering Documents to the extent it possesses such information or can acquire it without unreasonable expense.

     (g) The Company shall pay all reasonable expenses incurred in connection with the preparation and printing of all necessary Offering Documents and instruments related to the Offering and the issuance of the Shares and will also pay the Company's own expenses for accounting fees, legal fees and other costs involved with the Offering. The Company will provide at its own expense such quantities of the Offering Documents and other documents and instruments relating to the Offering as the Placement Agent may reasonably request. In addition, the Company will pay all filing fees, costs and legal fees for Blue Sky services and related filings and expenses of its counsel with respect to Blue Sky qualifications and filings. The Blue Sky filings shall be prepared by the Company's Blue Sky counsel and timely filed by Company's Blue Sky counsel. The Company's Blue Sky counsel shall be responsible for filing the Federal Form D with the SEC. In the event the Offering is not closed for any reason the Placement Agent shall be responsible for all of its own costs and fees.

     (h) Until the termination of the Offering in accordance with the provisions of Section 9 of this Agreement, or the expiration of the Offering or this Agreement, without the prior written consent of the Placement Agent, neither the Company nor any person or entity acting on its behalf will negotiate with any other placement agent or underwriter with respect to a private or public offering of the Company's debt or equity securities. Neither the Company nor anyone acting on its behalf will, until the termination of the Offering in accordance with the provisions of Section 9 of this Agreement or the expiration of the Offering or this Agreement, without the prior written consent of the Placement Agent, offer for sale to, or solicit offers to subscribe for Shares or other securities of the Company from, or otherwise approach or negotiate in respect thereof with, any other person. The Company may, however, provide information regarding the

Offering
and the business of the Company to prospective purchasers and will refer all such prospective purchasers to the Placement Agent for actual subscription.

     (i)  As part of the Placement Agent's due diligence, the Placement
Agent may wish to conduct background checks of the Company's management or principal shareholders. The Company agrees to provide requested data, such as social securities numbers and home addresses, which may be required to conduct background checks.

     (j) Subject to the sale of the Minimum Amount of Shares in the Offering, the Company grants to the Placement Agent, for a period of twelve
(12) months from the Final Closing, the right of first refusal to act as agent with respect to future private offerings of the Company's securities. It is understood that if such an offering is proposed to the Placement Agent on terms and conditions substantially similar to the terms and conditions set forth herein, (a) the Placement Agent shall have thirty (30) days in which to negotiate and enter into a Placement Agreement with the Company to raise or facilitate the consummation of such financing and, if the Placement Agent fails or refuses to do so, then the Company shall be permitted to facilitate its own equity financing on its own or through a third party without the requirement of compensating the Placement Agent, whereupon this right of first refusal shall thereafter be forfeited and terminated. The Company grants to the Placement Agent the right to introduce any public offering of the Company's Securities or of any successor corporation to the Company for a period of 12 months from the Final Closing.

     (k) The Company shall provide for inclusion in the Offering Documents, by Supplement, unaudited interim financial statements for each of its fiscal quarters beginning March 31, 2004. Such statements shall be provided within forty-five (45) days of the end of such quarter. Following the Final Closing of the Offering, the Company will provide audited annual financial statements to the holders of the Shares not more than one hundred and twenty (120) days following the end of its fiscal year.

     (l) The Company shall, for a period of not less than three years following the date of the Offering Documents, keep its books and records up to date and provide annual budgets to its limited partners along with audited financial statements.

     6. (A) Conditions of Placement Agent's Obligations. The obligations of the Placement Agent hereunder are subject to the fulfillment, at or before each Closing, of the following additional conditions:

     (a) Each of the representations and warranties of the Company as set forth herein, in the Offering Documents and to be delivered to the Placement Agent pursuant to Section 2 herein above shall be true and correct in all material respects when made on the date hereof and on and as of each Closing Date as though made on and as of each Closing Date.

     (b) The Company shall have performed and complied, in all material respects, with all agreements, covenants and conditions required to be performed and complied with by it under the Transaction Documents at or before each Closing.

     (c) No order suspending the use of the Offering Documents or enjoining the offering or sale of the Shares shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the best of the Company's knowledge, are threatened.

     (d) The Placement Agent shall have received certificates of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of each Closing Date, certifying, in such detail as the Placement Agent may reasonably request, as to the fulfillment of the conditions set forth in subparagraphs
(a), (b) and (c) above.

     (e) The Company shall have delivered to the Placement Agent (i) a currently dated good standing certificate from the secretary of state of its jurisdiction of formation and each jurisdiction in which the Company is qualified to do business as a foreign corporation, and (ii) certified resolutions of the Company's Board of Directors approving this Agreement and the other Transaction Documents, and the transactions and agreements contemplated by this Agreement and the other Transaction Documents.

     (f) On or prior to the date hereof and at each Closing, the Company shall have provided a certificate to the Placement Agent confirming that there have been no material adverse changes in the condition (financial or otherwise) or prospects of the Company or its business, properties or assets from the latest date of the financial statements included in the Offering Documents, the absence of material undisclosed liabilities and such other matters relating to the financial condition and prospects of the Company that the Placement Agent may reasonably request.

     (g) At each Closing, the Company shall have paid to the Placement Agent, the Placement Agent's Fee, and the Expense Allowance as set forth in
Section 3(d) hereof.

     (h) There shall have been delivered to the Placement Agent a signed opinion of counsel to the Company ("Company Counsel"), dated as of each Closing Date, as to such matters and in such form as the Placement Agent and its counsel may reasonably request. The opinion shall address those matters described in Paragraphs 2(c), (d), (e), and (g) hereinabove subject to knowledge qualifiers and other standard limitations and assumptions for opinions given in transactions of the nature contemplated by this Agreement.

     (i) All proceedings taken at or prior to each Closing in connection with the authorization, issuance and sale of the Shares will be reasonably satisfactory in form and substance to the Placement Agent and its counsel, and such counsel shall have been furnished with all such documents and certificates as they may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

     (j) Prior to signing this Agreement, the Placement Agent and its counsel shall have completed to their satisfaction a due diligence review of the Company and are reasonably satisfied with, inter alia, the Company business affairs, contractual relations, its pending and threatened litigation and other matters affecting the Company financial condition, assets, properties, business and prospects. The Company and its legal counsel, accountants, agents, employees and advisors shall have previously provided to the Placement Agent and its counsel all documents and materials that they may request in order to complete such due diligence review.

     (B) Conditions of the Company Obligations. The obligations of the Company hereunder are subject to the fulfillment, at or before each Closing, and of continued fulfillment throughout the term of the Offering, of the following additional conditions:

     (a) Each of the representations and warranties of the Placement Agent as set forth herein shall be true and correct in all material respects when made on the date hereof and on and as of each Closing Date as though made on and as of each Closing Date.

     (b) No order suspending the use of the Offering Documents or enjoining the offering or sale of the Shares shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the best of the Placement Agent's knowledge, are threatened.

     7.   PLACEMENT AGENT WARRANTS.

     (a) Issuance of Warrants. Upon Closing, the issuance of warrant certificates for the Placement Agent Warrants (the "Warrants"), which term includes all shares issuable upon exercise of said Warrants, shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     (b) Restriction On Transfer of Warrants. The Holder of a Warrant, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof;
that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date of issuance, except to officers of the Participating Dealer.

     (c)  Registration Rights.

          i.   Legend on the Warrants Until Registration Under the
Securities Act of 1933. Until the Warrants are sold pursuant to registration with the SEC, they shall bear the following legend:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

          ii. Piggyback Registration. If, at any time commencing one year after the date hereof and expiring five (5) years after the date hereof, the Company proposes to register any of its securities under the Act (other than pursuant to Form S-4, Form S-8 or a comparable registration statement or the initial registration statement described in the Private Placement Memorandum) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Placement Agent and to all other Holders of the Warrants of its intention to do so. If the Placement Agent or other Holders of the Warrants notify the Company within twenty (20) business days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford the Placement Agent and such Holders of the Warrants the opportunity to have any such Warrants (and underlying shares) registered under such registration statement.

      Notwithstanding the provisions of this Section, the Company shall have the right at any time after it shall have given written notice pursuant to this Section (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

               iii. Demand Registration.

          (a) At any time commencing one year after the date hereof and expiring five (5) years after the date hereof, the Holders of the Warrants representing a "Majority" (as hereinafter defined) of such securities shall have the right (which right is in addition to the registration rights under any Section hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement on Form SB-2 (or comparable registration statement which the Company is then eligible to use) and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Placement Agent and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Warrant Securities for six (6) consecutive months by such Holders and any other Holders of the Warrants who notify the Company within ten (10) days after receiving notice from the Company of such request.

          (b) The Company covenants and agrees to give written notice of any registration request under this Section by any Holder or Holders to all other registered Holders of the Warrants within ten (10) days from the date of the receipt of any such registration request.

          iv. Covenants of the Company With Respect to Registration. In connection with any registration under Section ii or iii hereof, the Company covenants and agrees as follows:

          (a) The Company shall use its best efforts to file a registration statement within thirty (30) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrants such number of prospectuses as shall reasonably be requested.

          (b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections ii and iii(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses.

          (c) The Company will take all necessary action which may be required in qualifying or registering the Warrants included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

          (d) The Company shall indemnify the Holder(s) of the Warrants to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or

     Section 20(a) of the Securities
     Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Placement Agent contained in Placement Agent's Agreement.

          (e) The Holder(s) of the Warrants to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained herein pursuant to which the Placement Agent has agreed to indemnify the Company.

          (f) The Company shall not permit the inclusion of any securities other than the Warrants (and underlying shares) to be included in any registration statement filed pursuant hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to hereof (other than (i) shelf registrations effective prior thereto and (ii) registrations on Form S-4 or S-8), without the prior written consent of the Holders of the Warrants representing a Majority of such securities.

          (h) The Company shall furnish to each Holder participating in the offering and to each Placement Agent, if any, a signed counterpart, addressed to such Holder or Placement Agent, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten private offering, an opinion dated the date of the closing under the Placement Agent's Agreement) relating to the due incorporation of the Company, the validity of the shares being issued, the due execution and delivery of the Placement Agent's Agreement and Rule 10b-5, and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten private offering, a letter dated the date of the closing under the Placement Agent's
     Agreement) signed by the independent private accountants who have issued a report on the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to Placement Agents in underwritten private offerings of securities.

          (i) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with
     Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

          (j) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing Placement Agents, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and Placement Agent to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or Placement Agent shall reasonably request.

     8. Indemnification. (a) The Company will indemnify and hold harmless the Placement Agent, its selected dealers and their respective officers, directors, employees and each person, if any, who controls the Placement Agent within the meaning of the Act and such selected dealers (each an "Indemnitee") against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which any Indemnitee party become subject based on or arising out of (A) any breach by the Company of the representations, warranties, covenants or agreements by the Company contained in or made pursuant to this Agreement, (B) any untrue statement of a material fact contained in the Memorandum or in any amendment or supplement thereto, or (C) any omission to state in the Memorandum any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The foregoing notwithstanding, the Company shall not be liable in any such case for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have found in a final judgment or that the parties have agreed in a binding settlement to which the Placement Agent is a party, or to have arisen primarily from the gross negligence or willful misconduct of the Placement Agent or any Agent of Placement Agent or the party claiming a right to indemnification, and provided further, the Company shall not be responsible for, nor does the Company indemnify or hold harmless the Placement Agent or its controlling persons against any losses, claims, damages, liabilities or expenses to the extent arising out of or resulting from: (A) the offer or sale of the Shares to any person who was not given, delivered or sent a copy of the Memorandum as Company appropriate, or the failure by the Placement Agent or any Agent of the Placement Agent to offer and sell the Shares in accordance with the provisions of any applicable rules, regulations and published administrative interpretations under Section 4(2) of the Act and the rules thereunder and the securities or blue sky laws of the jurisdiction in which the Shares are offered or sold by or through the Placement Agent or any Agent of the Placement Agent (except insofar as any of the foregoing resulted from an error or omission of the Company, it being understood that the Company and its counsel is responsible for properly legending the offering documents); (B) an untrue statement of a material fact made in the Offering Documents, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in reliance upon and in conformity with written information furnished to the Company by the Placement Agent, any selected dealer, or any such controlling persons specifically for use in the preparation thereof, or (C) any violations by the Placement Agent, any Agent of the Placement Agent, or any selected dealer, of the Act or state securities laws which does not result from a violation thereof by the Company or any of its affiliates or (D) any violations by the Placement Agent, any Agent of the Placement Agent, or any selected dealer of this Agreement, in connection with the sales efforts made with respect to the sale of Shares, or otherwise. In addition to the foregoing agreement to indemnify and reimburse, the Company will indemnify and hold harmless each Indemnitee against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof) (which shall for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys' fees) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker's or finder's fees from any Indemnitee in connection with the Offering, which claims result from conduct by the Company or the officers, directors or employees of the Company. The foregoing indemnity agreements will be in addition to any liability, which the Company may otherwise have.

     (b) The Placement Agent will indemnify and hold harmless the Company and the respective officers, directors, employees of the Company and each person, if any, who controls the Company within the meaning of the Act (each an "Indemnitee") against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which any Indemnitee may become subject based on or arising out of any breach by the Placement Agent or any Agent of the Placement Agent of the representations, warranties, covenants, or agreements by the Placement Agent contained in or made pursuant to the this Agreement. The foregoing notwithstanding, the Placement Agent will not be liable in any such case for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have found in a final judgment or that the parties have agreed in a binding settlement to which the Company is a party, or to have arisen primarily from the gross negligence or willful misconduct of the Company or the party claiming a right to indemnification, and provided further, the Placement Agent shall not be responsible for, nor does the Placement Agent indemnify or hold harmless the Company or its controlling persons harmless against any losses, claims, damages, liabilities or expenses to the extent arising out of or resulting from (A) an untrue statement of a material fact made in the Offering Documents, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any violations by the Company of the Act or state securities laws which does not result from a violation thereof by the Placement Agent or any of its affiliates or (C) any violations by the Company of this Agreement, in connection with the sales efforts made with respect to the sale of Shares, or otherwise. In addition to the foregoing agreement to indemnify and reimburse, the Placement Agent will indemnify and hold harmless each Indemnitee against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), (which shall for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys' fees) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker's or finder's fees from any Indemnitee in connection with the Offering, which claims result from conduct by the Placement Agent or its officers, directors or employees. The foregoing indemnity agreements will be in addition to any liability, which the Placement Agent may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, claim, proceeding or investigation ("Action"), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section, will promptly notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section unless the indemnifying party has been substantially prejudiced by such omission.
The indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded iii good filth and specifically notified the indemnifying party either that there may be specific defenses available to it which are different from or additional to those available to the indemnifying party due to principles of conflicts of interest, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party; provided, that the indemnifying party shall only be obligated to pay for the fees and expenses of one such additional counsel on behalf of all parties indemnified under the terms of this Section. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld or delayed in light of all factors of importance to such party, and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party's consent. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnifying party to the extent set forth in this Agreement. In no event shall the indemnifying party be liable to the indemnified party for consequential damages or lost profits accruing to the indemnified party.

     9.   Contribution.  To provide for just and equitable contribution, if
(i) an indemnified party makes a claim for indemnification pursuant hereto and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or
(ii) any indemnified or indemnifying party seeks contribution under the Act, the 1934 Act, or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Placement Agent and its selected dealers on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total commissions and fees received by the Placement Agent. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Company Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Placement Agent within the meaning of the Act will have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of the Act will have the same rights to contribution as the Company, subject in each case to the provisions of this Section. Anything in this Section to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the 1934 Act or otherwise available.

     10.  Termination.

     (a) This Offering may be terminated by the Placement Agent at any time prior to the expiration of the Offering Period as contemplated in Section 1(b) hereof ("Expiration Date") in the event that (i) any of the representations or warranties of the Company contained herein, in the Offering Documents or in any other Transaction Document shall prove to have been false or misleading in any material respect when made or deemed made or (ii) the Company shall have failed to perform any of its material obligations hereunder. In the event of any such termination occasioned by or arising out of or in connection with any willful or grossly negligent breach or failure pursuant to clauses (i) or (ii) above on the part of the Company, the Placement Agent shall be entitled to receive an amount equal to the sum of: (A) all Placement Agent's that the Placement Agent would have been entitled to hereunder if it had placed the Maximum Offering other than Shares available for over-subscriptions, and (B) the full amount of the Expense Allowance that the Placement Agent would have been entitled to hereunder if it had placed the Maximum Offering other than Shares available for over-subscriptions. The Placement Agent shall be entitled to no other amounts as may be due under any indemnity or contribution obligation provided herein or in any other Transaction Document, at law or otherwise.

     (b) This Offering may be terminated by the Company at any time prior to the Expiration Date in the event of a material breach of any of the representations and warranties of the Placement Agent set forth herein, or failure of the Placement Agent to perform any of its material obligations hereunder, or upon failure of any of the conditions to the obligations of the Company as set forth herein; provided that no such termination shall be effective unless and until the Company has provided the Placement Agent with written notice specifying the alleged circumstances giving rise to such termination right and the Company's intention to terminate the Offering and affording the Placement Agent thirty (30) days to cure the same. In the event of any termination by the Company pursuant to authority set forth herein, the Placement Agent shall be entitled to reimbursement of any amounts spent by it and recoverable hereunder accrued through the termination date, but shall be entitled to no other amounts as may be due under any indemnity or contribution obligation provided herein or in any other Transaction Document, at law or otherwise. Notwithstanding the foregoing, if the Company shall terminate the Offering for any reason, including but not limited to those set forth in this paragraph and those deemed to be an act of God, governmental authority, fire, explosion or any other occurrence or thing beyond the commercially reasonable control of the Company, then the Placement Agent shall be entitled to retain the portion of the Expense Allowance that the Company has paid, if any, as set forth herein.

     (c) Upon any such termination the Escrow Agent will, at the request of the Placement Agent, cause all monies received in respect of subscriptions for Shares not accepted by the Company to be promptly returned to such subscribers without interest, penalty, expense or deduction. Any interest earned thereon shall be applied first to the payment of amounts, if any, due to the Escrow Agent and next to the payment of any amounts payable to the Placement Agent hereunder that remain unpaid.

     11.  Survival.

     (a) The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification and contribution as provided herein shall survive any termination hereunder for a period of two (2) years with respect to indemnification and contribution.

     (b) The respective indemnities, agreements, representations, warranties and other statements of the Company set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by, the Company or the Placement Agent, or any of their officers or directors or controlling person thereof and will survive the sale of the Shares.

     12. Notices. All communications hereunder will be provided in writing except as otherwise expressly provided herein, or after notice by one party to the other party of a change of address, if sent to the Placement Agent, will be mailed, delivered, or transmitted by facsimile and confirmed to:

          if to the Company:       Heather Hamby
                                   426 South 1000 East #704
                                   Salt Lake City, Utah 84102


          with a copy to:          Thomas G. Kimble & Associates
                                   311 South State Street, Suite 440
                                   Salt Lake City, Utah 84111


          if to Placement Agent:   Thomas Securities LLC
                                   (d.b.a. Thomas Group Capital)
                                   3414 Peachtree Road, NE  Suite 656
                                   Atlanta, GA  31107


          with a copy to:



     APPLICABLE LAW, COSTS, ETC. THIS AGREEMENT WILL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.
THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY GEORGIA OR UNITED STATES FEDERAL COURT SITTING IN GEORGIA OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT CONTEMPLATED HEREBY, AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL, CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH GEORGIA OR FEDERAL COURT. THE COMPANY FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF A NON-CONVENIENT FORUM. THE COMPANY FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE PLACEMENT AGENT SHALL BE BROUGHT ONLY IN NEW YORK OR UNITED STATES FEDERAL COURTS SITTING IN COUNTY OF NEW YORK. SERVICE OF PROCESS MAY BE MADE UPON THE COMPANY BY MAILING A COPY THEREOF TO IT, BY CERTIFIED OR REGISTERED MAIL, AT ITS ADDRESS TO BE USED FOR THE GIVING OF NOTICES UNDER THIS AGREEMENT. THE COMPANY AND THE PLACEMENT AGENT EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. THE PLACEMENT AGENT OR THE COMPANY, AS THE CASE MAY BE, SHALL BE ENTITLED TO COSTS AND REASONABLE ATTORNEY'S FEES IN THE EVENT IT

PREVAILS IN
ANY CLAIMS, ACTIONS, AWARDS OR JUDGMENT UNDER THIS AGREEMENT.

     13. Miscellaneous. Placement Agent may at its option, to fulfill its responsibilities hereunder, assign this Agreement to an associated broker-dealer or syndicate while continuing to be fully involved in completing this Placement. No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party's obligations hereunder. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein, provided, however that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one original Agreement.

     14.  Term.  The initial term of this engagement shall be the earlier of
(i) Six (6) months, (ii) the Final Closing, or (iii) the mutual agreement of the parties, and it shall automatically renew on a month-to-month basis until terminated in writing by either party.

     15. Time of Essence. Time is of the essence in this Agreement and in each and every provision hereof.

     16. Entire Agreement. This Agreement, together with any other agreement referred to herein, shall supersede all prior agreements between the parties with respect to the Shares purchased hereunder and the subject matter hereof.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

                         Very truly yours,

                         BRONZE MARKETING, INC.



                    By:
                              President and Sole Director

Acknowledged and Accepted:

THOMAS SECURITIES LLC
(d.b.a. Thomas Group Capital)


By:                                               , authorized officer

Date:



T108placeagr.bmi

                               EXHIBIT "C"


                 TO AGREEMENT AND PLAN OF REORGANIZATION


              FORM OF AMENDMENT TO ARTICLES OF INCORPORATION

                       CERTIFICATE OF AMENDMENT
                   TO THE ARTICLES OF INCORPORATION
                                  OF
                        BRONZE MARKETING, INC.

     Pursuant to the applicable provisions of the Nevada Business Corporations Act, Bronze Marketing, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation:
     FIRST:  The present name of the Corporation is Bronze Marketing, Inc.
     SECOND: The following amendments to its Articles of Incorporation were adopted by the board of directors and by majority consent of shareholders of the Corporation in the manner prescribed by applicable law.
     (1)  The Article entitled ARTICLE I - NAME, is amended to read as follows:
                           ARTICLE I - NAME
     The name of the corporation shall be:  The Holder Hospitality Group,
Inc.
     (2)  The Article entitled ARTICLE II - STOCK, is amended to read as follows:
                          ARTICLE II - STOCK
     The aggregate number of shares which this Corporation shall have authority to issue is 50,000,000 shares of Common Stock having a par value of $.001 per share and 1,000,000 shares of Preferred Stock having a par value of $.001 per share. All Common Stock of the Corporation shall be of the same class, and shall have the same rights and preferences. The Corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the Corporation. Fully-paid stock of this Corporation shall not be liable to any further call or assessment.
     THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 1,500,000.
     FOURTH:  The number of shares voted for such amendments was
   (          %) and no shares were voted against such amendment.

     DATED this        day of                      , 200     .
                              BRONZE MARKETING, INC.


                              By:

                              Heather Hamby, President/Secretary

                             VERIFICATION


STATE OF UTAH            )
                         : ss.
COUNTY OF SALT LAKE      )

     The undersigned being first duly sworn, deposes and states: that the undersigned is the President of Bronze Marketing, Inc., that the undersigned has read the Certificate of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the board of directors and stockholders of the Corporation.

                                                Heather Hamby,
President


STATE OF UTAH            )
                         : ss.
COUNTY OF SALT LAKE )

     Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of Bronze Marketing, Inc., a Nevada corporation, and signed the foregoing Articles of Amendment as her own free and voluntary acts and deeds pursuant to a corporate resolution for the uses and purposes set forth.
     IN WITNESS WHEREOF, I have set my hand and seal this       day of
         , 200     .


                              NOTARY PUBLIC
Notary Seal:

T108certamd.bmi

                               EXHIBIT "D"


                 TO AGREEMENT AND PLAN OF REORGANIZATION

   FORM OF CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES OF THE
                     SERIES A VOTING PREFERRED STOCK



                    CERTIFICATE OF DESIGNATION OF
                   SERIES A VOTING PREFERRED STOCK
                SETTING FORTH THE POWERS, PREFERENCES,
               RIGHTS, QUALIFICATIONS, LIMITATIONS AND
            RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK

          Pursuant to Nevada law,                 , a Nevada corporation
(the "Company"), does hereby certify that:

          Pursuant to the authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation of the Company, the Board of
Directors of the Company on                              , adopted the
following resolution creating a series of preferred stock designated as Series A Voting Preferred Stock, and such resolution has not been modified and is in full force and effect on the date hereof:

          RESOLVED that, (pursuant to the affirmative vote of a majority of stockholders, and) pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of the Certificate of Incorporation. a series of the class of authorized preferred stock. par value $.001 per share, of the Company is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

          SECTION 1.     DESIGNATION, NUMBER AND RANK.

          (a) The shares of the series shall be designated as "Series A Voting Preferred Stock" (the "Series A Preferred Stock"). The number of shares initially constituting the Series A Preferred Stock shall be One Hundred Fifty Thousand (150,000).

          (b) The Series A Preferred Stock shall, with respect to dividends and distributions and with respect to rights on liquidation, dissolution and winding up, rank (i) higher and prior to the Junior Stock,
(ii) on a parity with all shares of Parity Stock of which none currently exist and no class of securities has been approved and thus no Parity Stock shall be created or issued without the consent of a majority of the holders of the Series A Preferred Stock, (iii) shall not be junior, lower or subsequent to any shares or class of stock of the Company, and (iv) shall be senior, higher or prior to any shares or class of stock of the Company.

          SECTION 2.     DIVIDENDS AND DISTRIBUTIONS.

          (a) In preference to the holders of shares of Common Stock and of any shares of other capital stock of the Company other than Parity Stock and Senior Stock, the holders of shares of Series A Preferred Stock shall automatically and immediately be entitled to receive, out of the assets of the Company legally available therefor, cumulative cash dividends equal to $6.00 per share annually, calculated at an annual rate (the "Dividend Rate") equal to six (6%) percent of the stated value of $100 per share of Series A Preferred Stock ("Stated Value"). Such dividends shall accrue and be payable in immediately available funds annually on the last Business Day of January in each year for the prior calendar year (each such date being referred to herein as a "Annual Dividend Payment Date") commencing on the first Annual Dividend Payment Date occurring after the Issue Date.

          (b) At the sole discretion of the Company, after notice to the holder, the cumulative dividends payable pursuant to Section 2(a) may be paid, in whole or in part, by the issuance of additional shares of Series A Preferred Stock upon the same terms as cash dividends payable pursuant to
Section 2(a); provided that, such Stock dividends shall (i) if paid in shares of Preferred Stock, shall be paid at a valuation rate equal to the Stated Value of the Series A Preferred Stock, which will establish the number of shares of Preferred Stock to be issued as such dividend payment; and (ii) accrue and be payable by the immediate delivery at the address of such holder as shown in the stock books of the Company of (x) a certificate or certificates representing the shares of Series A Preferred Stock to which such holder is entitled and (y) a check made payable to such holder for an amount corresponding to any fractional interest in a share of Series A Preferred Stock.

          (c) The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Series A Preferred Stock pursuant to this Section 2. All shares of Series A Preferred Stock or Common Stock issued and delivered pursuant to this Section 2 will upon issuance by the Company and delivery be duly authorized and issued and fully paid and non-assessable and not subject to any purchase option or right of first refusal or preemptive, subscription or similar rights.

          (d) Dividends payable pursuant to Section 2 above with respect to any shares shall begin to accrue and be cumulative from the Issue Date, and shall accrue on a daily basis, in each case whether or not declared. If the Company makes a dividend payment on the shares of Series A Preferred Stock in an amount that is less than the total amount of accrued and payable dividends on such shares at such time, then the dividends paid shall be allocated pro rata among all such shares of Series A Preferred Stock at the time outstanding on a share-by-share basis.

          (e) Accumulated but unpaid dividends for any past annual dividend periods may be declared and paid at any time, without reference to any regular Annual Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon pursuant to this Section 2, which record date shall be not more than 20 days nor less than 5 days prior to the date fixed herein for the payment thereof.

          (f) No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the shares of the Series A Preferred Stock which may be in arrears.

          SECTION 3.     VOTING RIGHTS.

          (a) In addition to any voting rights provided by law, each share of Series A Preferred Stock shall be entitled to 100 votes per share.

          (b) The shares of Series A Preferred Stock and the shares of Common Stock (and any other shares of capital stock of the Company at the time entitled thereto to vote) shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

          SECTION 4.     CONVERSION.

          Any conversion shall be at one-half of the Current Market Price of the company's common stock but in no event less than $3.00 per share (the "Conversion Price"). Each share of Series A Preferred Stock shall be convertible at the option of the holder at any time after eighteen months from the original issuance date of said Series A Preferred Stock into shares of the Common Stock of the Company, $.001 par value, (the "Common Stock") at any time and from time to time based on the Stated Value of the Series A Preferred Stock. The Conversion Price and number of shares of Common Stock issuable upon conversion of the Preferred Stock will be subject to adjustment in certain circumstances upon any recapitalization, including but not limited to stock splits, readjustments or reclassifications, to protect against dilution, as set forth in more detail in this Section 4 hereof.

          Shares of Series A Preferred Stock may, at the option of the holder thereof, be converted into shares of Common Stock, on the terms and conditions set forth in this Section 4, at any time and from time to time.

          Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall be convertible in the manner hereinafter set forth into one (1) fully paid and nonassessable share of Common Stock.

          (a) Adjustments. The number of shares of Common Stock into which each share of Series A Preferred Stock is convertible, and the number of votes to which the holder of a share of Series A Preferred Stock is entitled pursuant to Section 4, shall be subject to adjustment from time to time as follows:

               (i) Dividend and Distributions. In case the Company shall at any time or from time to time declare a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock or subdivide or reclassify the outstanding shares of Common Stock into a larger number of shares or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case:

               (A) the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock which the holder of a share of Series A Preferred Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier;

               (B) the number of votes to which a holder of a share of Series A Preferred Stock is entitled pursuant to Section 3 shall be adjusted so that, after the happening of any of the events described above, such holder shall be entitled to a number of votes equal to (I) the number of votes to which such holder was entitled pursuant to Section 3 immediately prior to such happening multiplied by (II) a fraction, the numerator of which is the number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately after such happening and the denominator of which is the number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such happening; and

               (C) an adjustment made pursuant to this clause (i) shall become effective (I) in the case of any such dividend or distribution, (1) immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, for purposes of subclause (A), and (2) immediately after the close of business on the date of payment of such dividend or distribution, for purposes of subclause (B), or (II) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective, for purposes of both subclause (A) and subclause (B).

               (ii) Merger; Consolidation. In case at any time the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization of the Common Stock and excluding any transaction to which clause (i) or (ii) of this paragraph
     (a) applies) in which the previously outstanding Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Company is a party, exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that each holder of shares of Series A Preferred Stock shall be entitled, upon conversion, to an amount per share equal to (A) the aggregate amount of stock, securities. cash and/or any other property (payable in kind), as the case may be, into
     which or for which each share of Common Stock is changed or exchanged times (B) the number of shares of Common Stock into which a share of Series A Preferred Stock is convertible immediately prior to the consummation of such transaction.

          (b) Anti-Dilution Rights. In order to allow the holders of the Series A Preferred Stock to maintain their pro rata share of the Company's capital stock on a fully diluted basis, except as set forth in the next sentence of this '4(b) and solely with respect to this '4(b), the holders of the Series A Preferred Stock shall be entitled, as of right, to purchase or subscribe for pro rata any stock of the Company to be issued by reason of an increase of the issued stock of the Company or the creation a new class of securities, and the issuance of such securities (collectively referred to as "New Securities"). The anti-dilution rights set forth hereinabove shall not be applicable to and the definition of "New Securities" shall not include the following securities (the "Exempt Securities"): (i) securities issued to employees, consultants or directors of the Company Pursuant to any stock option plan or stock purchase or stock bonus arrangement approved by the Board of Directors, up to a maximum amount of five (5%) percent of the outstanding Common Stock on a fully diluted basis, (ii) securities offered to the public pursuant to a registration statement filed pursuant to the Securities Act, and
(iii) securities issued pursuant to an acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets or other reorganization whereby the Company owns not less than fifty-one (51%) percent of the voting stock of such corporation.

          (a) Notice and Exercise of Anti-Dilution Rights. In the event the Company proposes to issue New Securities, it shall give the holders of the Series A Preferred Stock written notice of its intention, describing the type of New Securities, the price and general terms upon which the Company proposes to issue the same. In exercising such anti-dilutive rights, the holders of the Series A Preferred Stock shall be given thirty (30) days from the receipt of such notice to agree to purchase or subscribe for such New Securities, at the same price and on the same terms, in the proportion that the number of shares of Common Stock that underlies the Series A Preferred Stock, if converted, bears to the sum of (1) the total number of shares of Common Stock issued and outstanding and (2) the number of such underlying shares.

          (b) Over-Allotment. The holders of the Series A Preferred Stock shall have the right of over-allotment such that, in the event other holders having anti-dilutive rights fail to exercise such right to purchase all of the New Securities, the remaining holders of the Series A Preferred Stock may purchase the non-purchasing holders' New Securities not so purchased, on a pro rata basis, based upon the respective fully diluted Common Stock ownership in the Company of each such remaining holder of Series A Preferred Stock, within fifteen (15) days from the date the non-purchasing holders fail to exercise their rights hereunder. The holders of the Series A Preferred Stock shall be required to commit in writing, at the time they exercise their anti-dilution rights, the maximum amount of over-allotment shares they agree to purchase, if any become available.

          (c)  Method of Conversion. (i) The holder of any shares of Series
     A Preferred Stock may exercise its right to convert such shares into shares of Common Stock by surrendering for such purpose to the Company, at its principal office or at the principal office of the transfer agent or at such other office or agency maintained by the Company for that purpose, a certificate or certificates representing the shares of Series A Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 4 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names.

               (ii) Promptly after such notification, such notifying holder of Series A Preferred Stock shall surrender for purposes of conversion to the Company, at its principal office or at such other office or agency maintained by the Company for that purpose, the certificate or certificates representing all shares of Series A Preferred Stock held by such holder.

               (iii) Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease, except for the right to receive shares of Common
          Stock and any Dividend Arrearage in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

          (d)  Issuance of Common Stock.     Other than taxes payable by
the holder of any Series A Preferred Stock in accordance with paragraph (b) of this Section 4, the Company will pay any and all issuance, documentary or stamp taxes and other taxes (other than taxes based on income) that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five (5) Business Days after the surrender of the certificate or certificates representing such shares of Series A Preferred Stock being converted and, in the case of a conversion by the holder pursuant to paragraph (b), the receipt by the Company of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series A Preferred Stock so converted shall be entitled and (ii) in the case of a conversion at the election of the holder of Series A Preferred Stock, if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares of Series A Preferred Stock evidenced by such surrendered certificate or certificates less the number of shares converted.

          (e)  Right to Dividends. Upon conversion of any shares of Series
A Preferred Stock, the holder thereof shall be immediately entitled to receive its Dividend Arrearage (if any) from (i) legally available funds in respect of the shares so converted to the date of conversion, or (ii) in additional shares of Series A Preferred Stock in accordance with the provisions of
Section 2.

          (f)  No Fractional Shares.    In connection with the conversion of
any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company adjust such fractional interest by rounding up to the next whole share of Common Stock.

          (g) Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock. The Company shall immediately reserve five million (5,000,000) shares of its Common Stock to be available upon conversion of the Series A Preferred Stock. The Company shall from time to time, subject to and in accordance with applicable state corporate law, increase the authorized amount of Common Stock if at any time the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding shares of Series A Preferred Stock. The Company shall at all times reserve and keep available out of its authorized and unissued Series A Preferred Stock, solely for the purpose of payment of stock dividends upon shares of Series A Preferred Stock pursuant to
Section 2, such number of shares of Series A Preferred Stock as shall from time to time be sufficient to effect the payment of such stock dividends upon all then outstanding shares of Series A Preferred Stock.

          (h) Waiver of Adjustment. Notwithstanding anything to the contrary set forth herein, the operation of, and any adjustment in the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to, this Section 4, may be waived with respect to any specific share or shares of Series A Preferred Stock, either prospectively or retroactively and either generally or in a particular instance, by a writing executed by the registered holder of such share or shares of Series A Preferred Stock. Any such waiver shall bind all future holders of such share or shares of Series A Preferred Stock for which such rights have been waived.

          SECTION 5.     REPORTS AS TO ADJUSTMENTS.

          Whenever the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible (or the number of votes to which each share of Series A Preferred Stock is entitled) is adjusted as provided in Section 4, the Company shall promptly mail by either first class mail (or bulk mail if the number of holders exceeds 500) to the holders of record of the outstanding shares of Series A Preferred Stock at their respective addresses as the same shall appear in the Company's stock records a notice stating that the number of shares of Common Stock into which the shares of Series A Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series A
Preferred Stock is convertible (and the new number of votes to which each share of Series A Preferred Stock is entitled), as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

          SECTION 6.     REDEMPTION.

          (a) The Company shall have the right to compel each holder of the Series A Preferred Stock to redeem any or all of the shares of Series A Preferred Stock held by such holder on any Annual Dividend Payment Date (the "Redemption Date"), provided written demand as set forth below is given. The redemption price for each share of Series A Preferred Stock to be redeemed shall be paid by the Company in cash in an amount equal to $100 per share (the "Redemption Price").

          (b) Thirty (30) days prior to the Redemption Date, the Company shall provide each holder of Series A Preferred Stock with a written demand ("Redemption Notice") (addressed to the holder at its address on the stock transfer books of the Company) to redeem shares of Series A Preferred Stock as provided above, which notice shall specify the Redemption Price and the number of shares to be redeemed. All Redemption Notices hereunder shall be sent by certified mail, return receipt requested, and shall be deemed to have been provided when received.

          (c) Any outstanding shares of Series A Preferred Stock, not previously redeemed, which are outstanding on the tenth annual anniversary after the original issuance date must be redeemed by the Company at $100 per share along with the payment of all accrued but unpaid dividends.

          (d) On or prior to the Redemption Date, each holder of Series A Preferred Stock shall surrender his or its certificate or certificates representing the shares to be redeemed, in the place designated in the Redemption Notice. If less than all shares represented by such certificate or certificates are redeemed, the Company shall issue a new certificate for the unredeemed shares. From and after the Redemption Date, unless there shall be a default in payment of the Redemption Price, all rights of each holder with respect to shares of Series A Preferred Stock redeemed on the Redemption Date shall cease (except the right to receive the Redemption Price) and such shares shall not be deemed to be outstanding for any purpose whatsoever.

     SECTION 7.  RESTRICTIVE COVENANTS.

     Unless approved in writing by a majority-in-interest of the holders of the Series A Preferred Stock, the Company shall not:

          (a) (i) Authorize, adopt or approve an amendment to the Certificate of Incorporation that would increase or decrease the par value of the shares of Series A Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock or any other capital stock of the Company, (ii) amend, alter or repeal the Certificate of Incorporation so as to adversely affect the shares of Series A Preferred Stock including, without limitation, by granting any voting right to any holder of notes, bonds, debentures or other debt obligations of the Company, (iii) reclassify any shares of the Company's capital stock into Senior Stock or Parity Stock, (iv) issue any Senior Stock or Parity Stock, (v) effect a voluntary redemption of any Parity Stock, Junior Stock or Common Stock, or (vi) agree to take any of the foregoing actions; provided, however, that nothing set forth in this clause 7(a) shall prohibit the Company from repurchasing shares of Common Stock held by an employee of the Company upon the termination of the Company's employment of such employee pursuant to an agreement providing the terms of such repurchase that has been approved by Company's Board of Directors (an "Approved Repurchase");

          (b) Upon the occurrence, and during the continuation, of a Noncompliance Event (as defined below), (i) declare or pay dividends, or make any other distributions, on any shares of Common Stock or other Junior Stock; or (ii) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except, with respect to clause (ii) of this subparagraph (b), dividends or distributions paid ratably on the Series A Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series A Preferred Stock and such Parity Stock are then entitled. A "Noncompliance Event" shall be deemed to have occurred and be continuing whenever quarterly dividends payable on shares of Series A Preferred Stock as provided in Section 2 are not paid in full (whether such failure is a result of the Company not having sufficient legally available funds or for any other reason) at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series A Preferred Stock shall have been paid in full; and

          (c) Either on its own or through any Subsidiary, purchase or otherwise acquire for consideration any outstanding shares of capital stock of the Company, provided, however that nothing set forth in this Section 7 shall prohibit an Approved Repurchase.

          SECTION 8.     LIQUIDATION. DISSOLUTION OR WINDING UP.

          (a) If the Company shall commence a voluntary case under the United States Bankruptcy Code or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in an involuntary case under the United States Bankruptcy Code or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Company shall liquidate, dissolve or wind up. or if the Company shall otherwise liquidate, dissolve or wind up, no distribution shall be made to (i) the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the Liquidation Preference, plus all accrued and unpaid dividends, whether or not declared or currently payable, to the date of distribution, with respect to each share, or (ii) the holders of shares of Parity Stock, except distributions made ratably on the Series A Preferred Stock and all other Parity Stock in proportion to the total amounts to which the holders of all shares of Series A Preferred Stock and other Parity Stock are entitled upon such liquidation, dissolution or winding up.

          (b) Neither the consolidation or merger of the Company with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Company shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section 8.

          SECTION 9.     CERTAIN REMEDIES.

          To the extent permitted by applicable law, the holders of twenty (20%) percent or more of the outstanding shares of Series A Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in the United States District Court for either the State of Nevada or State of Nevada, this being in addition to any other remedy to which such holder may be entitled at law or equity.

          SECTION 10.    REACQUIRED SHARES.

          Any shares of Series A Preferred Stock exchanged, redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series A Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock, $.001 par value, of the Company and, upon the filing of an appropriate certificate with the Secretary of State of the State of Nevada, may be reissued as part of another series of preferred stock, par value $.001 per share, of the Company subject to the conditions or restrictions on issuance set forth herein, but in any event may not be reissued as shares of Series A Preferred Stock unless all of the shares of Series A Preferred Stock shall have already been redeemed.

          SECTION 11.    DEFINITIONS.

          For the purposes of this Certificate of Designation of Series A Preferred Stock, the following terms shall have the meanings indicated:

     * "Additional Dividends" shall have the meaning assigned to such term in Section 2(b).

     * "Affiliate" shall have the meaning assigned to such term in the Securities Exchange Act of 1934, as amended.

     * "Approved Repurchase" shall have the meaning assigned to such term in Section 7.

     * "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close.

     * "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Company, as amended from time to time.

     * "Common Stock" shall mean the Common Stock, no par value per share, of the Company.

     * "Company" shall have the meaning ascribed to such term in the Preamble.

     * "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) if the Common Stock is then listed on a national securities exchange, designated for quotation on the NASD OTC Bulletin Board, the National Market System or the Small Cap Market of the Nasdaq Stock Market, the NQB Pink Sheets printed and published weekly or updated daily through the NQB EQS Pink Sheets system, or such other trading market or exchange upon which the Common Stock quoted in the over-the-counter-market by a member firm of the NYSE, or the NASD OTC Bulletin Board, the average daily closing price of the Common Stock for those days during the period of thirty (30) days, ending on such date, on which the national securities exchanges were open for trading, and (b) if the Common Stock is not then so listed, designated or quoted, the closing price on such date.

     * "Dividend Rate" shall mean a rate of interest equal to 6% per annum if paid in cash or cash equivalents.

     * "Dividend Arrearage" shall have the meaning assigned to such term in Section 2(b).

     *    "Fair Value" shall have the meaning assigned to such term in
          Section 4.

     * "Issue Date", with respect to any shares of Series A Preferred Stock shall mean the first date on which such shares of Series A Preferred Stock are deemed to have been issued or were actually issued, whichever is earlier.

     * "Junior Preferred Stock" shall mean any series of preferred stock of the Company issued subsequent and in conformity with the filing of this Certificate of Designation.

     * "Junior Stock" shall mean any capital stock of the Company ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, including, without limitation, the Common Stock and other Preferred Stock.

     * "Liquidation Preference" with respect to each share of Series A Preferred Stock shall mean one hundred (US $100.00) dollars per share.

     * "Noncompliance Event" shall have the meaning assigned to such term in Section 7(b).

     * "Parity Stock" shall mean any capital stock of the Company ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock. There is no class of stock presently authorized which is on a parity with the Series A Preferred Stock.

     * "Person" means an individual, a limited liability company, a limited liability partnership, a corporation, a partnership, an association, a joint stock company, a trust, joint venture, an unincorporated organization or any other entity or organization, domestic or foreign.

     * "Annual Dividend Payment Date" shall have the meaning assigned to such term in Section 2(a).

     *    "Senior Preferred Stock" shall mean all shares of Series A
          Preferred Stock.

     * "Senior Stock" shall mean any capital stock of the Company ranking senior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock. There shall be no stock senior to the Series A Preferred Stock.

     * "Series A Preferred Stock" shall have the meaning assigned to such term in Section 1(a).

     * "Subsidiary" of any Person shall mean with respect to any Person, a corporation or other entity of which fifty (50%) percent or more of the voting power of the voting equity interest, is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" herein shall refer to a Subsidiary or Subsidiaries of the Company.

          SECTION 12.             SECTION REFERENCES.

          All references herein to sections or subsections shall be to sections or subsections of this Certificate of Designation unless otherwise expressly provided.

          IN WITNESS WHEREOF,                  through its designated
officer has caused this Certificate to be duly executed in its corporate name
as of                            , 2004.





                                 By:
                                  President





T08ycertdsgn.bmi

                               EXHIBIT "E"


                 TO AGREEMENT AND PLAN OF REORGANIZATION

                        FORM OF INVESTMENT LETTER



                          INVESTMENT LETTER



TO THE BOARD OF DIRECTORS OF BRONZE MARKETING, INC. ("CORPORATION")

     The undersigned hereby represents to the Corporation, that (1) the shares of the Corporation's common stock and preferred stock (the "Securities") which are being acquired by the undersigned are being acquired for the undersigned's own account and for investment and not with a view to the public resale or distribution thereof; (2) the undersigned will not sell, transfer or otherwise dispose of the securities except in compliance with the Securities Act of 1933, as amended (the "Act"); and (3) the undersigned is aware that the Securities are "restricted securities" as that term is defined in Rule 144 or the General Rules and Regulations under the Act.

     The undersigned acknowledges that it has been afforded access to disclosure documents and information regarding the Corporation as requested by the undersigned.

     The undersigned further acknowledges that it has had an opportunity to ask questions of and receive answers from duly designated representatives of the Corporation concerning the terms and conditions pursuant to which the Securities are being purchased. The undersigned acknowledges that it has been afforded an opportunity to examine such documents and other information which it has requested for the purpose of verifying the information set forth in the documents referred to above.

     The undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

     The undersigned further acknowledges that it is fully aware of the applicable limitations on the resale of the Securities. These restrictions for the most part are set forth in Rule 144. The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule. If the Rule is available to the undersigned, the undersigned may make only routine sales of securities, in limited amounts, in accordance with the terms and conditions of that Rule.

     The Company is the only person which may register its Securities under the Act and it currently is not contemplating registering any of its Securities. Furthermore, the Company has not made any representations, warranties or covenants to the undersigned regarding registration of the Securities or compliance with any exemption under the Act.

      By reason of the undersigned's knowledge and experience in financial and business matters in general, and investments in particular, it is capable of evaluating the merits and risks of an investment by it in the Securities.

     The undersigned is capable of bearing the economic risks of an investment in the Securities and fully understands the speculative nature of the Securities.

     The undersigned's present financial condition is such that it is under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need, or indebtedness.

     Any and all certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefor, shall bear the following legend, which the undersigned has read and understands:

     The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

     The undersigned further agrees that the Corporation shall have the right to issue stop-transfer instructions to its transfer agent and acknowledges that the Corporation has informed the undersigned of its intention to issue such instructions.

                              Very truly yours,




                         Date:                             , 200



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